Exhibit (a)(1)(E)

Offer to Purchase for Cash
by
Wix.com Ltd.
Up to $1,750,000,000 in Aggregate Purchase Price of its Ordinary Shares
At a Cash Purchase Price Not Greater than $92.00 per Share Nor Less than $80.00 per Share

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 1, 2026, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

March 5, 2026

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 5, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials (together with any amendments or supplements thereto, the Offer to Purchase and the Letter of Transmittal, the “Offer”) in connection with the offer by Wix.com Ltd., an Israeli company (the “Company,” “we,” “us” or “our”), to purchase for cash up to $1,750,000,000 in aggregate purchase price of its issued and outstanding ordinary shares, par value NIS 0.01 per share (each, a “Share,” and collectively, “Shares”), at a price calculated as described herein and in the Offer to Purchase that is not greater than $92.00 nor less than $80.00 per Share to the tendering holder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.

The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the total number of Shares properly tendered and the prices specified, or deemed specified (as described in the attached Instruction Form), by tendering shareholders.  This single per Share price (the “Final Purchase Price”) will be the lowest single purchase price, not greater than $92.00 nor less than $80.00 per Share, that would allow the Company to purchase the maximum number of Shares for an aggregate purchase price not exceeding $1,750,000,000, or all Shares properly tendered and not properly withdrawn in the event that less than $1,750,000,000 in aggregate purchase price of Shares is properly tendered and not properly withdrawn.

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.  The description of the Offer in this letter is only a summary and is qualified by the terms and conditions of the Offer set forth in the Offer to Purchase, the Letter of Transmittal and other related materials.

The Company will not purchase any Shares tendered at prices in excess of the Final Purchase Price.  When used together with a specific time, the term “Expiration Date” refers to the date on which the Offer expires.  Upon the terms and subject to the conditions of the Offer, if $1,750,000,000 in aggregate purchase price of Shares or less is properly tendered and not properly withdrawn, the Company will purchase all Shares properly tendered at or below the Final Purchase Price and not properly withdrawn prior to the Expiration Date.  Only Shares properly tendered at prices at or below the Final Purchase Price, and not properly withdrawn, will be purchased in the Offer in accordance with the terms and subject to the conditions of the Offer (including “Odd Lot” priority, proration and conditional tender provisions described in the Offer to Purchase).  Under no circumstances will interest be paid on the Final Purchase Price for the Shares regardless of any delay in making such payment.  All Shares acquired in the Offer, if any, will be acquired at the Final Purchase Price.  The Company reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the number of Shares sought in the Offer, subject to applicable law and the authority of the Company to conduct a share repurchase program of up to $2.0 billion in aggregate purchase price of its outstanding Shares and/or 0.00% Convertible Senior Notes due 2030 through December 31, 2027, including any contemplated restrictions or limitations on such repurchases, as approved by the Company’s Board of Directors at its meeting held on January 27, 2026 (the “Board Repurchase Authorization”).  In accordance with the rules of the Securities and Exchange Commission, if more than $1,750,000,000 in aggregate purchase price of Shares is tendered in the Offer at or below the Final Purchase Price, subject to the Board Repurchase Authorization, the Company may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer.

The Company reserves the right, in its sole discretion, to (i) upon the occurrence of any of certain conditions to the Offer more specifically described in the Offer to Purchase, (a) terminate the Offer and return all tendered Shares to the tendering shareholders, (b) extend the Offer and, subject to the withdrawal rights set forth in the Offer to Purchase, retain all of the tendered Shares until the expiration of the Offer as so extended, (c) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares properly tendered and not properly withdrawn prior to the Expiration Date or (d) delay acceptance for payment of or payment for Shares, subject to applicable law, until satisfaction or waiver of such condition, or (ii) amend the Offer in any respect, subject to applicable law and the Board Repurchase Authorization.

If the conditions to the Offer have been satisfied or waived and more than $1,750,000,000 in aggregate purchase price of Shares has been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase Shares on the following basis:

(i)          first, the Company will purchase all Odd Lots of fewer than 100 Shares at the Final Purchase Price from shareholders who properly tender all of their Shares at or below the Final Purchase Price and who do not properly withdraw them before the Expiration Date.  Tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference;

(ii)          second, after purchasing all Odd Lots that were properly tendered at or below the Final Purchase Price, subject to the conditional tender provisions described in the Offer to Purchase (whereby a holder may specify the minimum number of such holder’s Shares that must be purchased if any such Shares are purchased), the Company will purchase all Shares properly tendered at or below the Final Purchase Price on a pro rata basis with appropriate adjustment to avoid purchases of fractional Shares; and

(iii)          third, only if necessary to permit the Company to purchase $1,750,000,000 in aggregate purchase price of Shares (or such greater amount as the Company may elect to purchase, subject to applicable law and the Board Repurchase Authorization), the Company will purchase Shares conditionally tendered (for which the condition was not initially satisfied) at or below the Final Purchase Price, by random lot, to the extent feasible, as determined by the Company and implemented by the Depositary.  To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares.  Any such random lot selection will be conducted by the Company.

As a result of the foregoing priorities applicable to the purchase of Shares properly tendered, it is possible that fewer than all Shares that you tendered will be purchased or that, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares that you tendered will be purchased even though those Shares were properly tendered at prices at or below the Final Purchase Price and not properly withdrawn.  Shares not purchased in the Offer, including Shares tendered at prices in excess of the Final Purchase Price and Shares not purchased because of proration or conditional tender, will be returned to you at the Company’s expense promptly after the Expiration Date.  See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is not conditioned on the receipt of any minimum number of Shares being tendered.  The Offer is, however, subject to certain other conditions.  See Section 7 of the Offer to Purchase.

We are the owner of record of Shares held for your account.  As such, we are the only ones who can tender your Shares, and we can tender your Shares only pursuant to your instructions.  WE ARE SENDING YOU THE LETTER OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT OR ANY OTHER MATERIALS TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account in accordance with the terms and subject to the conditions of the Offer.

Please note the following:

1.
You may tender your Shares at a price or prices not greater than $92.00 nor less than $80.00 per Share, as indicated in the attached Instruction Form, to be paid to you in cash, less any applicable withholding taxes and without interest, or you may instruct us to tender your Shares at the Final Purchase Price determined by the Company in accordance with the terms and subject to the conditions of the Offer.

2.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.
The Offer, proration period and withdrawal rights will expire at one (1) minute after 11:59 P.M., New York City time, on April 1, 2026, unless the Company extends or terminates the Offer in accordance with the terms and subject to the conditions of the Offer, subject to applicable law.

4.
Assuming that the Offer is fully subscribed, if the Final Purchase Price is determined to be $80.00 per Share, the minimum Final Purchase Price under the Offer, the approximate number of Shares that would be purchased under the Offer is 21,875,000. Assuming that the Offer is fully subscribed, if the Final Purchase Price is determined to be $92.00 per Share, the maximum Final Purchase Price under the Offer, the approximate number of Shares that would be purchased under the Offer is 19,021,739.

5.
If you hold an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date at or below the Final Purchase Price and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Final Purchase Price and not properly withdrawn pursuant to the Offer.

6.
If you wish to make your tender conditional upon the purchase of all Shares that you tender or upon the Company’s purchase of a specified minimum number of the Shares that you tender, you may elect to do so and thereby avoid possible proration of your tender.  The Company’s purchase of Shares from all tenders at or below the Final Purchase Price that are so conditioned will be determined by random lot to the extent feasible, and to be eligible for purchase by random lot, any shareholder whose Shares are conditionally tendered must have tendered all of its Shares.  To elect such a condition, complete the box entitled “Conditional Tender” in the attached Instruction Form.

7.
If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares.  We will submit a separate Letter of Transmittal on your behalf for each price you will accept for each portion of Shares tendered.

8.
Tendering shareholders who are tendering Shares registered in their name and who are tendering such Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to the Company or to the Dealer Manager or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of Shares under the Offer.

YOUR PROMPT ACTION IS REQUESTED.  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.  PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 1, 2026, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning the attached Instruction Form to us.  If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase, the Letter of Transmittal and related materials, and is being made to all record holders of Shares.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof will not be in compliance with the securities, “blue sky” or other applicable laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 5, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials (together with any amendments or supplements thereto, the Offer to Purchase and the Letter of Transmittal, the “Offer”) in connection with the offer by Wix.com Ltd., an Israeli company (the “Company”), to purchase up to $1,750,000,000 in aggregate purchase price of its issued and outstanding ordinary shares, par value NIS 0.01 per share (each, a “Share,” and collectively, “Shares”), at a price calculated as described herein and in the Offer to Purchase that is not greater than $92.00 nor less than $80.00 per Share to the tendering holder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below, or, if no number is specified, all Shares you hold for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Shares To Be Tendered
By You For The Account Of The Undersigned: __________ Shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS
(CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)          SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the Final Purchase Price as shall be determined by the Company in accordance with the terms and subject to the conditions of the Offer.

☐
The undersigned wishes to maximize its chances of having the Company purchase all of the Shares the undersigned is tendering (subject to the possibility of proration).  Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Shares at, and is willing to accept, the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer.  The undersigned understands that checking this box will result in its Shares being deemed to have been tendered at $80.00 per Share, which is the low end of the price range in the Offer, for purposes of determining the Final Purchase Price.  The undersigned also understands that this may have the effect of lowering the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $80.00, which is the low end of the price range in the Offer, less any applicable withholding taxes and without interest.

(2)          SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price per Share checked.  The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if you select a box other than the box representing a price at or below the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer.

☐ $80.00	☐ $81.00	☐ $82.00	☐ $83.00	☐ $84.00
☐ $85.00	☐ $86.00	☐ $87.00	☐ $88.00	☐ $89.00
☐ $90.00	☐ $91.00	☐ $92.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED.  THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS
(See Instruction 14 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares.  This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares.

Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.  The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Shares, that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof.  Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section.  Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: ___________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder.  If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

The Company’s Board of Directors has authorized the Company to make the Offer.  However, none of the Company, any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares.  None of the Company, any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the purchase price or purchase prices at which you may choose to tender your Shares.  Shareholders should carefully evaluate all information in the Offer to Purchase and in the Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering their Shares and, if deciding to tender, how many Shares to tender and the purchase price or purchase prices at which to tender.

ISRAELI RESIDENCY FOR ISRAELI TAX PURPOSES
(See Instruction 10 of the Letter of Transmittal)

Tendering shareholders are required to certify whether they are Israeli residents for Israeli tax purposes, in order to enable the Company to determine the Israeli tax withholding treatment in connection with the tender of their Shares. The undersigned hereby declares and certifies as follows (check one box):

☐	Option 1: The undersigned is a non-Israeli Resident for Israeli tax purposes.

☐
Option 2: The undersigned is an Israeli Resident for Israeli tax purposes, holding their Shares through an Israeli financial institution or broker. The undersigned understands that checking this box might result in the Israeli financial institution or broker’s withholding of Israeli tax from the undersigned’s consideration, in accordance with its standard practice.

☐
Option 3: The undersigned is an Israeli Resident for Israeli tax purposes, holding their Shares through a non-Israeli (foreign) financial institution or broker. The undersigned understands that checking this box requires the undersigned to contact the Company directly at TO@Wix.com no later than the Expiration Date to provide the required Israeli tax documentation and cost-basis data (as reasonably requested by the Company or its withholding agent) in order to determine the applicable withholding. The undersigned acknowledges that if it does not timely provide the required documentation and cost-basis data to the Company, it will be subject to default Israeli tax withholding at a rate of 25% of the gross consideration payable to it (unless the Company or its withholding agent determines that a different rate is required under applicable law).

SIGNATURE

Signature(s)

Name(s)
(Please Print)

Taxpayer Identification or Social Security No.:
(Please Print)

Address(es)

(Include Zip Code)

Phone Number (including Area Code)

Date: